NEWS RELEASE

Cardtronics Announces New Term Loan

HOUSTON, June 30, 2020 – Cardtronics plc (Nasdaq: CATM), the world's largest ATM owner / operator, today announced that it has successfully closed a new $500 million senior secured term loan B facility, due 2027. The Company used the net proceeds of the term loan to repay all outstanding borrowings under its revolving credit facility, and plans to use remaining proceeds and available cash to retire its outstanding convertible notes due December 2020 and for working capital needs and general corporate purposes.

The Company also reduced the aggregate commitments available under its existing revolving credit facility from $750 million to $600 million and amended certain terms thereof.

With the closing of these credit facilities, the Company has effectively extended the maturity of its capital structure and believes it has enhanced available liquidity and generally improved its flexibility.

About Cardtronics (Nasdaq: CATM)
Cardtronics is the trusted leader in financial self-service, enabling cash transactions at approximately 285,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

Contact Information:

Investor Relations Brad Conrad EVP - Treasurer 832-308-4000 ir@cardtronics.com	Media Relations Lisa Albiston VP PR & Communications 832-308-4459 corporatecommunications@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. Forward-looking statements can be identified by words such as "project," "believe," "estimate," "expect," "future," "anticipate," "intend," "contemplate," "foresee," "would," "could," "plan," and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company, including with respect to the Company’s operational and financial performance and recent trends, the Company’s capital structure, the impact of COVID-19 on the Company’s business, the duration of the impact of COVID-19, and the Company’s ability to mitigate such impacts, and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date of this news release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.

All other trademarks are the property of their respective owners.

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